Exhibit 99.2
Fourth Quarter and Full Year 2023 Shareholder Letter
February 29, 2024

Dear Shareholder,

Earlier today, we shared our financial results for the fourth quarter and full year 2023. For the first time since our IPO in 2019, we reported a full quarter of positive Adjusted EBITDA and positive free cash flow. Importantly, we also announced today a reworking of our capital structure. As previously announced, Ajay Gopal will join us next month as our new Chief Financial Officer, and Karen Katz, a member of our Board of Directors and former Chief Executive Officer at Neiman Marcus Group, was appointed Chairperson of our Board of Directors. Our organization continues to make progress on several other fronts as we reaccelerate growth in 2024.

Progress with Core Consignment Re-focus

Our strategic shift to re-focus on our core consignment business is delivering significant progress as evidenced in our fourth quarter and full year 2023 results. We refined our growth model with a focus on profitable supply. As part of these efforts, we reduced company-owned inventory (i.e. direct), overhauled our consignor commission structure, and revamped our approach to sales and marketing. For the full year 2023 compared to the full year 2022, we grew consignment revenue by 8% and over that same period, we purposefully decreased direct revenue by half. As a result of these initiatives, during 2023, our gross margin expanded over 1,000 basis points compared to full year 2022. Our gross margin rate was 74.0% in the fourth quarter of 2023.

Looking ahead, our new initiative of drop-ship consignment (previously referred to as virtual consignment) has the potential to unlock incremental supply from trusted partners. With momentum in the core consignment business, our improved margin structure gives us confidence in delivering profitable growth in 2024. We look forward to providing more updates in the coming quarters.

Increasing Efficiencies Through our Technological Investments

Operationally, our results in 2023 were a significant step forward on our path to profitability. We are beginning to deliver efficiencies from our investments in automation and artificial intelligence. For example, in 2023 we invested in automating the picking and packing of items in our authentication centers. These changes have begun to make an impact; for the second half of 2023, Operations and Technology operating expense as a percent of revenue declined 250 basis points compared to the second half of 2022. In 2024, we are focused on enhancing our processes and technology to improve the product flow in our authentication centers and further automate our state-of-the-art authentication capabilities.

New Capital Structure Agreement

Today, we also announced we entered into private, separately negotiated debt exchange transactions with certain holders of our 3.00% Convertible Senior Notes due 2025 and our 1.00% Convertible Senior Notes due 2028. Under the terms of this transaction, such holders exchanged their existing convertible notes for our new 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029, accrued and unpaid interest and warrants to purchase 7,894,737 shares of common stock ($0.00001 par value per share) (subject to customary anti-dilution protections). As a result of the debt exchange transactions, we reduced our total indebtedness by more than $17 million. The transactions are another significant step forward, creating substantial runway and capital structure flexibility to execute on our strategic vision.

Fourth Quarter 2023 and Full Year 2023 Financial Results

In the fourth quarter of 2023 we generated gross merchandise value (“GMV”) of $451 million, a year-over-year decrease of 9%. Average order value was $545 in the fourth quarter, an increase of 10% compared to the fourth quarter of 2022. Total revenue in the fourth quarter was $143 million, a decrease of 10% versus the same period last year. Revenue from consigned items rose 3%, while direct revenue declined 52%, reflecting our purposeful actions to reduce this portion of the business. Gross margin in the fourth quarter of 2023 improved to 74.0%, a 1300-basis point increase year-over-year. For the full year 2023, we generated GMV of $1.73 billion, a decrease of 5% compared to the full year 2022. Revenue for the full year 2023 was $549 million, a decrease of 9% year-over-year.

As referenced earlier, for the first time since our IPO in 2019, we reported a full quarter of positive Adjusted EBITDA and positive free cash flow in the fourth quarter of 2023. Our Adjusted EBITDA improved to positive $1.4 million, or +1.0% of revenue in the fourth quarter of 2023, compared to $(20.2) million, or -12.6% of revenue, in the prior year. For the full year 2023, our Adjusted EBITDA was $(55.2) million, or -10.0% of revenue, compared to Adjusted EBITDA of $(112.4) million, or -18.6% of revenue in 2022.

We ended 2023 with $191 million of cash and cash equivalents, and restricted cash, consisting of $176 million of cash and cash equivalents, and $15 million of restricted cash relating to letter of credit collateral. As referenced earlier, we grew free cash flow in the fourth quarter to +$4 million, compared to $(7) million in the fourth quarter of 2022. At the end of the fiscal year 2023, we had $22 million of inventory, net, a decrease of $21 million compared to the end of fiscal year 2022.

Based on market conditions as of February 29, 2024, we are providing guidance for the first quarter and full year 2024 for GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure:

	Q1 2024	FY 2024
GMV	$415 - $445 million	$1.80 - $1.88 billion
Total Revenue	$135 - $145 million	$580 - $605 million
Adjusted EBITDA	$(8) - $(4) million	$(8) - $8 million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

We believe that we offer a differentiated full-service consignment experience in the large and growing luxury resale market. With our strong brand recognition and growing technology and data capabilities, we believe that we are well-positioned to deliver profitable growth in 2024.

Executive Summary

▪Positive Adjusted EBITDA in Q4 2023: Today, we reported financial results for the fourth quarter and full year 2023, including positive Adjusted EBITDA and positive free cash flow in the fourth quarter of 2023.

▪Progress on Key Focus Areas Driving More Upside Potential: Through growing profitable supply, driving efficiencies and delivering exceptional service to our customers, we believe we can continue to make significant progress in 2024.

▪Reworking of Capital Structure: Today, we announced we entered into private, separately negotiated debt exchange transactions with certain holders of our 3.00% Convertible Senior Notes due 2025 and our 1.00% Convertible Senior Notes due 2028, creating substantial runway and capital structure flexibility.

▪Guidance for First Quarter and Full Year 2024: Today, we provided forward-looking financial guidance for the first quarter and full year 2024.

We’d like to thank our entire team at The RealReal for their hard work and dedication in delivering significant progress in our operations and results in 2023. I look forward to the next phase of our growth as we continue to deliver the pre-eminent luxury resale experience to our consignors and buyers. We thank our more than 35 million members as they join us on our mission to extend the life of luxury and make fashion more sustainable.

Sincerely,
John E. Koryl
CEO of The RealReal

Investors:
Caitlin Howe
Senior Vice President, Finance
IR@therealreal.com

Media:
Laura Hogya
Head of Communications
PR@therealreal.com

Exhibit 99.2
Forward Looking Statements
This stockholder letter contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macroeconomic trends; the debt exchange; and our financial guidance, anticipated growth in 2024 and long-range financial projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, failure to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this stockholder letter and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and free cash flow. We have provided a reconciliation of the non-GAAP financial measures presented herein to the most directly comparable GAAP financial measures.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenue	$143,373	$159,655	$549,304	$603,493
Adjusted EBITDA Reconciliation:
Net loss	$(21,693)	$(38,610)	$(168,472)	$(196,445)
Net loss (% of revenue)	15.1%	24.2%	30.7%	32.6%
Depreciation and amortization	8,165	7,414	31,695	27,669
Interest income	(2,088)	(1,831)	(8,805)	(3,191)
Interest expense	2,683	2,458	10,701	10,472
Provision for income taxes	36	76	283	172
EBITDA	(12,897)	(30,493)	(134,598)	(161,323)
Stock-based compensation (1)	7,980	9,118	34,273	46,138
CEO separation benefits (2)	—	46	—	948
CEO transition costs (3)	—	533	159	1,551
Payroll taxes expense on employee stock transactions	53	39	195	451
Legal fees reimbursement benefit (4)	—	—	—	(1,400)
Legal settlement (5)	240	—	1,340	456
Restructuring charges (6)	6,066	621	43,462	896
Other (income) expense, net	—	(38)	—	(171)
Adjusted EBITDA	$1,442	$(20,174)	$(55,169)	$(112,454)
Adjusted EBITDA (% of revenue)	1.0%	(12.6)%	(10.0)%	(18.6)%

(1) The stock-based compensation expense for the year ended December 31, 2022 includes a one-time charge of $1.0 million related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The CEO separation benefit charges for the year ended December 31, 2022 consist of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement.
(3) The CEO transition charges for the year ended December 31, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022. The CEO transition charges for the year ended December 31, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation in 2022.
(4) During the year ended December 31, 2022, we received insurance reimbursement of $1.4 million related to a legal settlement expense.
(5) The legal settlement charges for the year ended December 31, 2023 reflect legal settlement expenses arising from the settlement of two former employees’ individual claims and California Private Attorney General Actions initiated against the Company on behalf of such former employees and those similarly situated.
(6) Restructuring for the year ended December 31, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, gain on lease terminations, and other charges, including legal and transportation expenses. Restructuring for the year ended December 31, 2022 consists of employee severance payments and benefits.
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$10,523	$3,698	$(61,268)	$(91,557)
Purchase of property and equipment and capitalized proprietary software development costs	(6,730)	(10,667)	(42,128)	(36,922)
Free cash flow	$3,793	$(6,969)	$(103,396)	$(128,479)